UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

XOMA Corporation (the “Company”) received a letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on March 22, 2017, providing notification that the Company no longer complies with the $50 million in total assets and total revenue standard for continued listing on The Nasdaq Global Market under Nasdaq’s Listing Rule 5450(b)(3)(A) and that the Company also does not comply with either of the two alternative standards of Listing Rule 5450(b), the equity standard and the market value standard.

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market. In accordance with Nasdaq Listing Rules, the Company has 45 calendar days following the date of the notification to submit a plan to regain compliance with Nasdaq’s applicable listing standards. If the plan is accepted by Nasdaq, the Company will have 180 calendar days from the date of the notification to evidence compliance with an applicable listing standard.

If the Company does not achieve compliance with an applicable listing standard under Listing Rule 5450(b) in accordance with the above procedure, the Company may be eligible to transfer the listing for its common stock to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirements for the Nasdaq Capital Market. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities would be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Company intends to monitor the market value of its listed securities and the other requirements under the Nasdaq listing standards and may, if appropriate, consider implementing available options to regain compliance under the Nasdaq Listing Rules.

In order to meet the market value standard for continued listing on The Nasdaq Global Market, the Company must, among other things, achieve a market value of it its listed securities of at least $50 million for ten consecutive days. The 5,003 outstanding shares of the Company’s Series X Preferred are not included in the determination of market value of the Company’s listed securities for purposes of the Nasdaq listing standards unless and until the Series X Preferred shares are converted into shares of the Company’s common stock. Subject to certain conditions, as described in the Company’s Current Report on Form 8-K filed on February 16, 2017, the 5,003 outstanding shares of the Company’s Series X Preferred may be converted into 5,003,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	XOMA CORPORATION

	By:	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer